UNITED STATES
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Newmont Mining Corporation
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On March 11, 2019, Newmont Mining Corporation (“Newmont”) posted on its website, www.newmont.com, a presentation entitled “Newmont Goldcorp update” discussing Newmont’s proposed arrangement with Goldcorp Inc.  A copy of the presentation is included below:

Newmont Goldcorp update March 11, 2019

Cautionary statement regarding forward looking statements: This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary,” or “potential.” Forward-looking statements in this presentation may include, without limitation: (i) statements relating to Newmont’s planned acquisition of Goldcorp (the “proposed transaction”) and the expected terms, timing and closing of the proposed Newmont Goldcorp transaction, including receipt of required approvals and satisfaction of other customary closing conditions; (iii) estimates of future costs applicable to sales and all-in sustaining costs; (iv) expectations regarding accretion; (v) estimates of future capital expenditures; (vi) estimates of future cost reductions, efficiencies and Newmont Goldcorp synergies, including, without limitation, G&A savings, supply chain efficiencies, full potential improvement, integration opportunities and other improvements and saving; (vii) expectations regarding future exploration and the development, growth and potential of Newmont’s and Goldcorp’s operations, project pipeline and investments, including, without limitation, project returns, expected average internal rate of return, schedule, decision dates, mine life, commercial start, first production, capital average production, average costs and upside potential; (viii) expectations regarding future investments or divestitures; (ix) expectations of future dividends and returns to stockholders; (x) expectations of future free cash flow generation, liquidity, balance sheet strength and credit ratings; (xi) expectations of future equity and enterprise value; (xii) expectations of future plans and benefits; (xiii) expectations regarding future mineralization, including, without limitation, expectations regarding reserves and resources, grade and recoveries; (xiv) estimates of future closure costs and liabilities; and (xv) statements relating to the proposed acquisition of Newmont by Barrick, including potential dilution, synergies and value creation, and (xvi) expectations regarding the Nevada joint venture between Newmont and Barrick, including expectations regarding closing of the joint venture, value accretion, JV synergies and the benefits thereof. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of Newmont’s and Goldcorp’s operations and projects being consistent with current expectations and mine plans, including, without limitation, receipt of export approvals; (iii) political developments in any jurisdiction in which Newmont and Goldcorp operate being consistent with its current expectations; (iv) certain exchange rate assumptions for the Australian dollar or the Canadian dollar to the U.S. dollar, as well as other exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper, silver, zinc, lead and oil; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of current mineral reserve, mineral resource and mineralized material estimates; and (viii) other planning assumptions. Risks relating to forward-looking statements in regard to the Newmont’s and Goldcorp’s business and future performance may include, but are not limited to, gold and other metals price volatility, currency fluctuations, operational risks, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political risk, community relations, conflict resolution governmental regulation and judicial outcomes and other risks. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of Newmont’s and Goldcorp’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the proposed Newmont Goldcorp transaction; the risk associated with Newmont’s and Goldcorp’s ability to obtain the approval of the proposed Newmont Goldcorp transaction by their stockholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the risk that a consent or authorization that may be required for the proposed Newmont Goldcorp transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted against the parties and others related to the arrangement agreement; the risk associated with the closing of the Nevada joint venture transaction and ability to achieve the anticipated synergies and value-creation contemplated by the proposed Nevada joint venture transaction; unanticipated difficulties or expenditures relating to the transactions, the response of business partners and retention as a result of the announcement and pendency of the transactions; potential volatility in the price of Newmont common stock due to the proposed transactions; and the diversion of management time on transaction-related issues. For a more detailed discussion of such risks and other factors, see Newmont’s 2018 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) as well as the Company’s other SEC filings, available on the SEC website or www.newmont.com, Goldcorp’s most recent annual information form as well as Goldcorp’s other filings made with Canadian securities regulatory authorities and available on SEDAR, on the SEC website or www.goldcorp.com. Newmont is not affirming or adopting any statements or reports attributed to Goldcorp (including prior mineral reserve and resource declaration) in this presentation or made by Goldcorp outside of this presentation. Goldcorp is not affirming or adopting any statements or reports attributed to Newmont (including prior mineral reserve and resource declaration) in this presentation or made by Newmont outside of this presentation. Newmont and Goldcorp do not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this presentation, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk. Cautionary statement

Additional information about the Newmont Goldcorp transaction and where to find it This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This communication is being made in respect of the proposed transaction involving the Company and Goldcorp pursuant to the terms of an Arrangement Agreement by and among the Company and Goldcorp and may be deemed to be soliciting material relating to the proposed transaction. In connection with the proposed transaction, the Company will file a proxy statement relating to a special meeting of its stockholders with the Securities and Exchange Commission (the “SEC”). Additionally, the Company will file other relevant materials in connection with the proposed transaction with the SEC. Security holders of the Company are urged to read the proxy statement regarding the proposed transaction and any other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the proposed transaction and the parties to the transaction. The definitive proxy statement will be mailed to the Company’s stockholders. Stockholders of the Company will be able to obtain a copy of the proxy statement, the filings with the SEC that will be incorporated by reference into the proxy statement as well as other filings containing information about the proposed transaction and the parties to the transaction made by the Company with the SEC free of charge at the SEC’s website at www.sec.gov, on the Company’s website at www.newmont.com/investor-relations/default.aspx or by contacting the Company’s Investor Relations department at jessica.largent@newmont.com or by calling 303-837-5484. Copies of the documents filed with the SEC by Goldcorp will be available free of charge at the SEC’s website at www.sec.gov. Participants in the Newmont Goldcorp transaction solicitation The Company and its directors, its executive officers, members of its management, its employees and other persons, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s 2018 Annual Report on Form 10-K filed with the SEC on February 21, 2019, its proxy statement relating to its 2018 Annual Meeting of Stockholders filed with the SEC on March 9, 2018 and other relevant materials filed with the SEC when they become available. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed transaction will be set forth in the proxy statement filed with the SEC relating to the transaction when it becomes available. Additional information concerning Goldcorp’ executive officers and directors is set forth in its 2017 Annual Report on Form 40-F filed with the SEC on March 23, 2018, its management information circular relating to its 2018 Annual Meeting of Stockholders filed with the SEC on March 16, 2018 and other relevant materials filed with the SEC when they become available. Additional information

Formation of Nevada JV to unlock significant value

Joint Venture (JV) Terms[1]

- 61.5% Barrick, 38.5% Newmont
- Operator: Barrick
- Board of Directors: representation and voting power will reflect ownership levels
- Technical Advisory, Finance and Exploration committees: equal representation from Barrick and Newmont
- Includes:
  - Cortez, Goldrush, Goldstrike, Turquoise Ridge
  - Carlin, Long Canyon, Phoenix, Twin Creeks
  - All associated processing facilities and other infrastructure
- Closing expected in the coming months
- Barrick to withdraw Newmont acquisition and AGM proposals

BARRICK / NEWMONT
Nevada Joint Venture


Barrick Assets
Newmont Assets

Total synergy value of $4.7B to Barrick and Newmont shareholders[6]

March 2019
Newmont Mining Corporation I Newmont Goldcorp update – Slide 4

Newmont Goldcorp strategic combination Creating the world’s leading gold company Strongest portfolio of operating gold mines, projects, and Reserves in favorable jurisdictions Proven and scalable operating model Targeting sustainable production of 6 to 7 million* ounces of gold annually1 Industry-leading dividend and investment-grade balance sheet Goldcorp and Newmont shareholder votes scheduled for April 4 and 11, respectively, with closing expected shortly thereafter Value proposition* $4.4 billion NPV of ($365 million annual) pre-tax synergies, supply chain efficiencies and Full Potential improvements2,3 27% accretive to Newmont’s NAV per share and 34% accretive to 2020 cash flow per share2 Further upside from project optimization, sequencing, exploration, and divestments Stable free cash flow from steady production and improving costs over a decades long horizon * As per Newmont Goldcorp’s latest guidance issued on 4 March 2019; targeted production and value proposition figures included on this slide represent the proposed Newmont Goldcorp transaction, and does not reflect the potential impact of the proposed Newmont and Barrick Nevada joint venture.

Newmont Goldcorp + JV creates $9.1B of synergies NPV of Pre-Tax Synergies (US $B) $4.1B of additional value created for Newmont shareholders 34% NAVPS Accretive to Newmont shareholders** Newmont Goldcorp Synergies2,3 ($4.4B) JV Synergies6 $9.1 $4.7 Newmont Barrick Goldcorp $6.2B Total synergy creation potential *$2.9B of synergy value created by Newmont Goldcorp transaction more than offsets $0.6B Nevada JV synergy value shared with Goldcorp; ** Additional detail provided on slide 13 $2.9 $2.9 $0.6* $0.4 $0.4 $0.7 $2.1 $1.2 $0.8 $0.8 $1.3 $4.1 Nevada Joint Venture Synergies Supply Chain Full Potential Total

Synergies Supply chain Full Potential improvements Total annual improvements $100M $100M $165M $365M Note: Based on incremental Full Potential benefits for Goldcorp assets of $75 per ounce.3 Newmont Goldcorp value creation potential of >$4.4B Value potential remains unchanged after Nevada joint venture $15M Supply chain $85M G&A Integration planning identified $100M in efficiencies: $90M procurement efficiencies $10M inventory and system optimization Annual identified cost efficiency and productivity improvements3 ($M)

Full Potential improvements to deliver $165M annually Annual pre-tax cash flows from Full Potential benefits3 ($M) Benefits by area ($M) Greatest total value potential from processing improvements – productivity, reliability and cost efficiency Additional value from surface and underground mining initiatives, as well as support cost efficiencies Further upside potential from implementation of “Critical Few” technology initiatives and application of Newmont’s Strategic Resource Development program 50 35 25 20 20 15 $165 $0 $50 $100 $150 $200 Peñasquito Cerro Negro Éléonore Musselwhite Porcupine Red Lake Total Annual Run Rate Processing Mining Support & other $80 $70 $15

Newmont Goldcorp’s industry leading portfolio* Ahafo Akyem KCGM Boddington Tanami Nevada JV** Strongest portfolio of operating mines and Reserves in favorable jurisdictions Cornerstone assets Optimization assets % of combined Reserves4: ~90% in Americas and Australia * Subject to closing of Newmont Goldcorp transaction; see Endnote 1 ** Subject to closing of Nevada joint venture with Barrick; see Endnote 1 Goldcorp assets Peñasquito Pueblo Viejo Merian Yanacocha Cerro Negro Éléonore Musselwhite Porcupine Red Lake CC&V Latin America 30% USA 19% Australia 18% Canada 15% Ghana 10% Mexico 8%

Combined pipeline* highlights depth and flexibility

- Newmont Projects
- Goldcorp Projects

Conceptual/ Scoping	Prefeasibility	Feasibility	Definitive Feasibility	Execution
CC&V Underground	Akyem Underground	Nueva Unión JV	Ahafo North	Ahafo Mill Expansion
Golden Mile Growth	Apensu Underground		Awonsu	Quecher Main
Sabajo	Chaquicocha Oxides		Tanami Expansion 2	Tanami Power
Subika UG Growth	Galore Creek JV		Yanacocha Sulfides	Borden
Cerro Negro Expansion	Century		Coffee	Cochenour
Musselwhite Expansion	Pueblo Viejo Expansion			Musselwhite Materials Handling
Nueva Unión JV Blockcave	Norte Abierto JV			

Targeting IRR of >15%[5]

* *Subject to closing of Newmont Goldcorp transaction; see Endnote 1*

March 2019

Newmont Mining Corporation I Newmont Goldcorp update – Slide 10

Innovation and responsibility across the mining cycle Assets with exploration and optimization potential Portfolio of world-class opportunities Strong stakeholder commitment in mining friendly jurisdictions Values based culture of continuous improvement Performance supported by global processes and fit-for-purpose technology Strong balance sheet and financial discipline Experienced operational leadership with deep and diverse bench strength Complementary strengths to deliver long-term value Create value and improve lives through sustainable and responsible mining Deliver superior operational excellence Sustain a global portfolio of long-life assets Lead the gold sector in profitability and responsibility

Appendix

Significant accretion to Newmont shareholders

Consensus NAV per share accretion to Newmont (%)



Newmont Goldcorp transaction generates ~80% of value creation[2,3]
Nevada JV synergies[6]
10%
3%
Sharing of $600M of pre-tax synergies
27%
34%
JV Accretion to Newmont Goldcorp
Less: Accretion Attributable to Goldcorp
Accretion to Newmont Shareholders from Goldcorp Transaction Alone
Total Accretion to Newmont Shareholders

Both transactions generate 34% accretion to Newmont shareholders

Note: Newmont NAV per share accretion based on street consensus NAV estimates for Newmont and Goldcorp, Newmont and Barrick street consensus Nevada NPVs and estimated synergies from both the Goldcorp and Nevada joint venture transactions

March 2019

Newmont Mining Corporation I Newmont Goldcorp update – Slide 13

In-person asset and functional diligence Technical and business due diligence; multiple site visits with senior leaders Operating mines with near-mine exploration upside and revenue stream diversification Assets located in high-ranking gold districts Operations achieve stable recoveries in low to mid 90 percent range All sites are cyanide code-certified Reviews demonstrate further opportunities: Applying Newmont technical fundamentals Improving stope performance in underground operations through reducing dilution Enhancing resource modeling to create greater production predictability Applying Full Potential program and fit-for-purpose digital initiatives Providing sulfide concentrate in Nevada for use as heat source Expanding near-mine exploration potential in districts with historically low exploration spend Leveraging Newmont’s proprietary exploration tools to see through alluvial cover Due diligence focus on asset strength and optionality

Large gold-silver deposit with substantial zinc credits Dynamic mineral system with extensive low-grade and localized high-grade gold Strong pipeline of early-stage brownfield exploration targets, including JV’s Full Potential expected to deliver cost and productivity efficiencies Cornerstone Goldcorp assets High-grade and margin operation with efficient processing facility Extensive land package with near-mine and brownfields exploration targets Favorable jurisdiction with social support Opportunity to utilize Newmont exploration tools to extend mine life High-margin underground operation in favorable jurisdiction Mineralization open at depth for 1.2km down plunge from existing reserves 750 square kilometer land position in prospective Greenstone belt Opportunity to refresh technical fundamentals, utilize Newmont exploration tools Joint venture with Barrick (40 percent equity ownership) One of the largest gold mines Expansive resource with reserve conversion potential Opportunity for mine optimization leveraging Newmont tools Pueblo Viejo Peñasquito Cerro Negro Musselwhite

Goldcorp’s newest Canadian mine with significant exploration potential Leading tailings storage facility management Metallurgical test work suggests ability to improve recoveries Multiple exploration targets within footprint; opportunity to leverage DSG Optimization potential to unlock longer-term value Mature underground operation with more than 31 million ounces produced Good infrastructure and skilled labor force Hoyle Pond underground mineralization remains open at depth Borden electric equipment brings opportunity for technological learnings World-class, mature gold district; higher cost operation due to lower grades Good ground control programs, rock mass, infrastructure and site access Technical fundamentals refresh could improve grade reconciliation with closer drill spacing and continuous incorporation of data into modeling process Éléonore Porcupine Red Lake

Opportunity to develop two Cu porphyry deposits; experienced partner in Teck Long-life in favorable jurisdiction; brownfields potential at Relincho, La Fortuna La Fortuna open at depth with potential grade extensions Opportunity to optimize mine plan leveraging Newmont’s technical expertise Goldcorp projects provide long-term optionality Multiple pits provide operational flexibility Conventional crushed ore heap leach, with low cyanide and lime consumption Ore leaches rapidly with high gold recovery Potential development and operational synergies with Galore Creek World-class gold-copper project in South America; long-life with large resource Two large deposits combined to improve economics, reduce footprint Target-rich land tenement on the Maricunga Belt in favorable jurisdiction Optimization opportunities include automation and caving Nueva Union Coffee Norte Abierto

Endnotes Investors are encouraged to read the information contained in this presentation in conjunction with the following notes, the Cautionary Statement on slide 2 and the factors described under the “Risk Factors” section of the Company’s Form 10-K, filed with the SEC on February 21, 2019 and disclosure in the Company’s other recent SEC filings. Projections used in this presentation are considered “forward looking statements”. See cautionary statement above regarding forward-looking statements. Forward-looking information representing post-closing expectations is inherently uncertain. Estimates such as expected accretion, net asset value (NAV), net present value (NPV) creation, synergies, expected future production, Internal rate of return, financial flexibility and balance sheet strength are preliminary in nature. There can be no assurance that the proposed Newmont Goldcorp transaction will close or that the related forward-looking information will prove to be accurate. See cautionary statement on slide 2. Similarly, the proposed NV joint venture also remains subject to closing, receipt of governmental approvals, if required, and satisfaction of the conditions of the implementation agreement between Barrick and Newmont. No assurances can be provided that the NV joint venture will close or that the related forward-looking information will prove to be accurate. Value creation potential (or NPV creation) as used in this presentation is a management estimate provided for illustrative purposes, and should not be considered a GAAP or non-GAAP financial measure. Value creation potential represents management’s combined estimate of pre-tax synergies, supply chain efficiencies and Full Potential improvements, as a result of the proposed transaction that have been monetized and projected over a twenty year period for purposes of the estimation, applying a discount rate of 5 percent. Such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Expected value creation potential is a “forward-looking statement” subject to risks, uncertainties and other factors which could cause actual value creation to differ from expected value creation. Newmont Goldcorp NAV accretion reflects street consensus and Newmont Goldcorp 2020 accretion reflects street consensus forecast of standalone CFPS and$365M in annual pre-tax synergies and other cost savings and improvements Full Potential cost savings or improvements as used in this presentation are considered operating measures provided for illustrative purposes, and should not be considered GAAP or non-GAAP financial measures. Full Potential amounts are estimates utilized by management that represent estimated cumulative incremental value realized as a result of Full Potential projects implemented and are based upon both cost savings and efficiencies that have been monetized for purposes of the estimation. Because Full Potential savings/improvements estimates reflect differences between certain actual costs incurred and management estimates of costs that would have been incurred in the absence of the Full Potential program, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Expected Full Potential cost savings or improvements are projections are “forward-looking statements” subject to risks, uncertainties and other factors which could cause actual results to differ from current expectations Reserve percentages by jurisdiction are forward looking and assume closing of both the Newmont Goldcorp transaction and the NV joint venture. See note 1. For more information regarding Newmont’s reserves, see the Company’s Annual Report filed with the SEC on February 21, 2019 for the Proven and Probable reserve tables prepared in compliance with the SEC’s Industry Guide 7, which is available at www.sec.gov or on the Company’s website. The reserves percentages represent gold reserves only, are based upon Newmont, Goldcorp and Barrick’s previously published reserve figures. Newmont’s reserves were prepared in compliance with Industry Guide 7 published by the United States SEC. The Goldcorp and Barrick reserve figures are sourced from Goldcorp’s public information. Goldcorp and Barrick’s reserves were prepared in accordance with the Canadian National Instrument 43-101 (“NI 43-101”) pursuant to the requirements of the Canadian securities laws, which differ from the requirements of United States securities laws. The definitions used in NI 43-101 are incorporated by reference from the CIM Definition Standards adopted by CIM Council on May 10, 2014 (the "CIM Definition Standards"). U.S. reporting requirements are governed by the SEC Industry Guide 7, as followed by Newmont. These reporting standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but embody different approaches and definitions. For example, the terms "Mineral Reserve", "Proven Mineral Reserve" and "Probable Mineral Reserve" are Canadian mining terms as defined in NI 43-101, and these definitions differ from the definitions in Industry Guide 7. Under Industry Guide 7 standards, a "final" or "bankable" feasibility study is typically required to report reserves or cash flow analysis to designate reserves. Further, under Industry Guide 7, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Newmont has not been involved in the preparation of Goldcorp’s or Barrick’s reserve or resource estimates. Accordingly, Newmont assumes no responsibility for such estimates. Investors are reminded that Goldcorp reserve estimates will remain subject to review and adjustment following closing of the Newmont Goldcorp transaction in accordance with Newmont and SEC standards. No assurances can be made that all Goldcorp reserves will be recognized as Newmont reserves. IRR targets on projects are calculated using an assumed $1,200 gold price. Estimated Nevada JV synergies are based upon disclosed Barrick estimates, the NPV of pre-tax synergies were projected by Barrick over a twenty year period, assuming consensus commodity prices and a 5% discount rate. Newmont is not affirming or adopting any statements, disclosures or reports attributed to Barrick.